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                                                                   EXHIBIT 23.14

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2000, with respect to the consolidated financial statements of Falcon Communications, L.P. included in the Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $2,075,000,000 of Senior Notes and Senior Discount Notes.

We also consent to the use of our report dated March 2, 2000, with respect to the combined financial statements of CC VII Holdings, LLC - Falcon Systems not separately included in the Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $2,075,000,000 of Senior Notes and Senior Discount Notes.

                                                /s/ Ernst & Young LLP



Los Angeles, California
February 8, 2001